UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 13, 2009

FairPoint Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32408	13-3725229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 East Morehead Street, Suite 500, Charlotte, North Carolina		28202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (704) 344-8150

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure

FairPoint Communications, Inc. (the “Company” or “FairPoint”) has amended (the “Amendments”) the terms of its (i) offer to exchange (the “Exchange Offer”) all of its 13 1/8% Senior Notes due 2018 (the “Notes”) that are validly tendered and accepted for new 13 1/8% Senior Notes due 2018 (the “New Notes”) in a principal amount equal to the principal amount of the exchanged Notes, plus accrued and unpaid interest on the exchanged Notes up to, but not including, the settlement date of the Exchange Offer (the “Settlement Date”) and (ii) solicitation of consents from the holders of the Notes (the “Consent Solicitation”) for certain amendments to the Indenture under which the Notes were issued, dated as of March 31, 2008, by and between Northern New England Spinco Inc., a subsidiary of Verizon Communications Inc., and U.S. Bank National Association, as trustee, as amended by the First Supplemental Indenture, dated as of March 31, 2008 (the “Indenture”), to eliminate or amend substantially all of the restrictive covenants and modify a number of the events of default and certain other provisions presently contained in the Indenture.

The Amendments provide, among other things, for the following:

•                  The date by which holders of Notes must validly deliver and not validly revoke a consent in the Consent Solicitation in order to receive the Early Consent Payment (as defined herein) has been extended to 5:00 p.m., New York City time, on July 17, 2009 (the “Early Consent Deadline”);

•                  The deadline for withdrawing Notes tendered in the Exchange Offer and Consent Solicitation has been extended to 5:00 p.m., New York City time, on July 17, 2009;

•                  The date on which the Exchange Offer and Consent Solicitation will expire has been extended to 11:59 p.m., New York City time, on July 24, 2009;

•                  The consent payment payable to holders of Notes who validly deliver and do not validly revoke a consent in the Consent Solicitation prior to the Early Consent Deadline has been increased to $3.75 in cash per $1,000 aggregate principal amount of Notes exchanged in the Exchange Offer (the “Early Consent Payment”);

•                  If the Company fails to deliver a detailed business plan, the adequacy of which will be determined in the reasonable discretion of the Company’s board of directors, to Moelis & Company LLC, the financial advisor to certain holders of the Notes, by 11:59 p.m., New York City time, on July 27, 2009, the Company will pay a cash payment of $5.00 per $1,000 aggregate principal amount of Notes exchanged in the Exchange Offer to all holders of Notes who validly deliver and do not validly revoke a consent in the Consent Solicitation prior to the Early Consent Deadline; such payment, if any, will be contingent upon the consummation of the Exchange Offer and will be paid within three business days after July 27, 2009; and

•                  The New Notes will bear interest at a rate of 13 1/8% per annum; provided, however, that for the period from the Settlement Date through and including September 30, 2009, the New Notes will bear interest at a rate of 15% per annum.   The interest payable on the New Notes on October 1, 2009 shall be payable in the form of cash, by capitalizing such interest and adding it to the principal amount of the New Notes or a combination of both cash and such capitalization of interest, at the Company’s option.  Notwithstanding the foregoing, to the extent the Company pays the interest payable on the Notes on October 1, 2009 in cash, then the Company will, at its option, be required to either (i) pay interest on the New Notes in cash at a rate of 13 1/8% per annum for the period from the Settlement Date through and including September 30, 2009 or (ii) pay interest on the New Notes by capitalizing such interest and adding it to the principal amount of the New Notes at a rate of 17% per annum for the period from the Settlement Date through and including September 30, 2009.

Item 8.01               Other Events

On July 13, 2009, the Company issued a press release entitled “FairPoint Communications Announces Amendments to the Private Debt Exchange Offer for its 13 1/8% Senior Notes due 2018” (the “Press Release”).  A copy of the Press Release is being furnished by being attached hereto as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated July 13, 2009

The information in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section.  The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRPOINT COMMUNICATIONS, INC.

By:		/s/ Alfred C. Giammarino
	Name:	Alfred C. Giammarino
	Title:	Executive Vice President and Chief Financial Officer

Date:  July 13, 2009